UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 8, 2007

Matritech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-12128	04-2985132
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Nevada Street, Newton, Massachusetts	02460
(Address of principal executive offices)	(Zip Code)

(617) 928-0820

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 11, 2007, Matritech, Inc. and Franz Maier, an executive officer who serves as President of Matritech GmbH, Matritech’s German subsidiary, entered into an Amended and Restated Change of Control Agreement.  The amendment provides that any notice of termination under the change of control agreement shall also constitute notice of termination under Mr. Maier’s Employment Agreement dated July 1, 1998.  The amendment further provides that any payments that may be made to Mr. Maier as change of control severance benefits under the change of control agreement will directly reduce any damages or other payments to which he may become entitled due to termination under the Employment Agreement or otherwise under the laws of Germany.

A copy of the Amended and Restated Change of Control Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.  The description of the Amended and Restated Change of Control Agreement contained in this Current Report on Form 8-K is qualified in its entirety by reference to such document.

Item 8.01 Other Events.

On June 8, 2007, Matritech, Inc. held its Annual Meeting of Stockholders.  The results of voting on the four Proposals before the Stockholders are presented below.

The following directors were elected at the Annual Meeting:

	Votes
Election of Directors	For	Withheld
Stephen D. Chubb	45,854,270	6,201,109
David L. Corbet	45,133,780	5,921,599
Walter O. Fredericks	45,194,732	5,860,647
Judith Kurland	45,048,557	6,006,822
Bruce Lehman	45,164,647	5,890,732
David B. Musket	46,633,828	4,421,551
Jonathan M. Niloff	45,875,762	5,179,617
Robert J. Rosenthal	46,388,783	4,666,596
Richard A. Sandberg	45,349,444	5,705,935
T. Stephen Thompson	44,956,082	6,099,297
C. William Zadel	45,274,673	5,780,706

Proposal 2, to approve issuances by the Company of shares of common stock in satisfaction of the Company’s obligations under certain convertible, secured promissory notes at a price below $0.63 per share in repayment of principal and interest on the Series B 15% Secured Convertible Promissory Notes issued in the Company’s January 2007 financing transaction, was passed with 8,091,788 shares voting for, 3,668,097 shares voting against, 247,241 shares abstaining and 39,421,903 shares not voted by brokers.

Proposal 3, to approve issuances by the Company of shares of common stock at a price below $0.63 per share upon exercise of the warrants issued in the Company’s January 2007 financing transaction was passed with 7,739,651 shares voting for, 4,102,270 shares voting against, 185,206 shares abstaining and 39,421,902 shares not voted by brokers.

Proposal 4, to ratify the selection of the firm PricewaterhouseCoopers LLP to serve as auditors for the fiscal year ending December 31, 2007, was passed with 49,224,583 shares voting for, 1,759,636 shares voting against, and 465,010 shares abstaining.
Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Change of Control Agreement dated June 11, 2007 by and between Matritech, Inc. and Franz Maier

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATRITECH, INC.

Date June 13, 2007	By:	/s/ Stephen D. Chubb
Name: Stephen D. Chubb
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Change of Control Agreement dated June 11, 2007 by and between Matritech, Inc. and Franz Maier